                                                                     EXHIBIT 77C

RIVERSOURCE BOND SERIES, INC.

RESULTS OF MEETING OF SHAREHOLDERS
SPECIAL MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2011
(UNAUDITED)

A brief description of the proposal(s) voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposals are set forth below. A vote is based on total dollar interest in the Fund.

RiverSource Bond Series, Inc.
To elect directors to the Board.*

                                                        DOLLARS VOTED                       BROKER
                                DOLLARS VOTED "FOR"       "WITHHOLD"       ABSTENTIONS    NON-VOTES
                                -------------------     --------------     -----------    ---------
01.   Kathleen Blatz             2,186,379,355.290      34,892,365.544        0.00           0.00
02.   Edward J. Boudreau, Jr.    2,186,614,528.748      34,657,192.085        0.00           0.00
03.   Pamela G. Carlton          2,186,716,623.628      34,555,097.206        0.00           0.00
04.   William P. Carmichael      2,185,499,039.239      35,772,681.595        0.00           0.00
05.   Patricia M. Flynn          2,186,763,056.011      34,508,664.823        0.00           0.00
06.   William A. Hawkins         2,186,124,625.269      35,147,095.564        0.00           0.00
07.   R. Glenn Hilliard          2,185,463,523.984      35,808,196.849        0.00           0.00
08.   Stephen R. Lewis, Jr.      2,186,294,661.114      34,977,059.720        0.00           0.00
09.   John F. Maher              2,186,240,201.535      35,031,519.299        0.00           0.00
10.   John J. Nagorniak          2,186,262,362.655      35,009,358.179        0.00           0.00
11.   Catherine James Paglia     2,186,414,141.089      34,857,579.744        0.00           0.00
12.   Leroy C. Richie            2,186,068,461.396      35,203,259.438        0.00           0.00
13.   Anthony M. Santomero       2,186,304,583.210      34,967,137.624        0.00           0.00
14.   Minor M. Shaw              2,186,375,953.917      34,895,766.916        0.00           0.00
15.   Alison Taunton-Rigby       2,186,156,052.835      35,115,667.999        0.00           0.00
16.   William F. Truscott        2,186,310,038.954      34,961,681.879        0.00           0.00

To approve the proposed amendment to the Articles of Incorporation of RiverSource Bond Series, Inc. to increase the maximum number of board members.*

DOLLARS VOTED "FOR"  DOLLARS VOTED "AGAINST"    ABSTENTIONS   BROKER NON-VOTES
-------------------  -----------------------  --------------  ----------------
 2,162,628,445.133        25,906,313.878      32,736,796.413       165.410

----------
* All dollars of RiverSource Bond Series, Inc. are voted together as a single class for election of directors and amendments to the Articles of Incorporation.

Columbia Limited Duration Credit Fund

To approve a proposed Agreement and Plan of Redomiciling.

DOLLARS VOTED "FOR"  DOLLARS VOTED "AGAINST"    ABSTENTIONS   BROKER NON-VOTES
-------------------  -----------------------  --------------  ----------------
 407,402,255.461          9,506,456.994       11,576,971.971  171,166,444.280

To approve a proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC

DOLLARS VOTED "FOR"  DOLLARS VOTED "AGAINST"    ABSTENTIONS   BROKER NON-VOTES
-------------------  -----------------------  --------------  ----------------
  405,513,882.294         11,494,657.707      11,477,144.425  171,166,444.280

Columbia Income Opportunities Fund

To approve a proposed Agreement and Plan of Redomiciling.

DOLLARS VOTED "FOR"  DOLLARS VOTED "AGAINST"    ABSTENTIONS   BROKER NON-VOTES
-------------------  -----------------------  --------------  ----------------
  482,368,595.473         10,695,119.536      13,691,777.129  214,918,353.650

To approve a proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

DOLLARS VOTED "FOR"  DOLLARS VOTED "AGAINST"    ABSTENTIONS   BROKER NON-VOTES
-------------------  -----------------------  --------------  ----------------
  482,262,353.573         10,782,658.812      13,710,479.754  214,918,353.650

Columbia Inflation Protected Securities Fund

To approve a proposed Agreement and Plan of Redomiciling.

DOLLARS VOTED "FOR"  DOLLARS VOTED "AGAINST"    ABSTENTIONS   BROKER NON-VOTES
-------------------  -----------------------  --------------  ----------------
  352,160,720.687         7,910,090.282       12,836,782.118  116,976,972.400

To approve a proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC

DOLLARS VOTED "FOR"  DOLLARS VOTED "AGAINST"    ABSTENTIONS   BROKER NON-VOTES
-------------------  -----------------------  --------------  ----------------
 349,144,815.605          12,287,022.918      11,475,754.564  116,976,972.400

Columbia Floating Rate Fund

To approve a proposed Agreement and Plan of Redomiciling.

DOLLARS VOTED "FOR"  DOLLARS VOTED "AGAINST"    ABSTENTIONS   BROKER NON-VOTES
-------------------  -----------------------  --------------  ----------------
  274,473,536.198         5,791,622.613       7,612,508.742   122,183,513.300

To approve a proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

DOLLARS VOTED "FOR"  DOLLARS VOTED "AGAINST"    ABSTENTIONS   BROKER NON-VOTES
-------------------  -----------------------  --------------  ----------------
 273,299,808.017          6,364,479.399       8,213,362.377   122,183,531.060